UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2010

(Date of earliest event reported)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information provided in this Item 7.01 is deemed to be filed, and not furnished, pursuant to Rule 425 under the Securities Act of 1933, as amended, and Rule 14a-12 under the Exchange Act of 1934, as amended.

On June 1, 2010, MF Global Holdings Ltd. (“MF Global”), announced the commencement of an offer (the “Exchange Offer”) to exchange shares of its common stock, $1.00 par value per share, for any and all of its issued and outstanding 9.75% Non-Cumulative Convertible Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”), and any and all of its issued and outstanding 9.00% Convertible Senior Notes due 2038 (the “Notes” and, together with the Series B Preferred Stock, the “Exchange Securities”). The consideration for Exchange Securities tendered and accepted in the Exchange Offer consists of a number of shares of MF Global’s common stock equal to the number currently issuable on conversion of each share of Series B Preferred Stock with a liquidation preference of $100 and each Note with a principal amount of $1,000, plus a premium of $41 per share of Series B Preferred Stock and $445 per $1,000 principal amount per Note that MF Global will pay, at its election, in cash or in a number of additional shares of its common stock. The additional shares of common stock, if any, will be valued for this purpose based on the average of the daily volume weighted average prices of the common stock during a five-day averaging period ending on the second business day before the expiration date. MF Global will announce whether it will pay the premium in cash or common stock no later than the tenth business day prior to the expiration of the Exchange Offer. As part of the exchange offer, MF Global also is seeking the consent of the holders of the Notes to termination of a replacement capital covenant that it made for their benefit in connection with the issuance in 2008 of its 6% Cumulative Convertible Preferred Stock, Series A, $1.00 par value per share. By tendering Notes in the Exchange Offer, holders will be deemed to consent to the termination. The replacement capital covenant will terminate if a majority in principal amount of the outstanding Notes are tendered and accepted in the Exchange Offer. As of June 1, 2010, $150,000,000 in aggregate liquidation preference of the Series B Preferred Stock and $205,000,000 in aggregate principal amount of the Notes were issued and outstanding. A copy of the press release regarding that announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

On June 1, 2010, MF Global also announced its intention to conduct an underwritten public offering for gross proceeds up to $150 million in shares of its common stock. MF Global expects to use the net proceeds from the underwritten offering of its common stock to pay all fees and expenses that it incurs in connection with the Exchange Offer and, if it elects to pay the premium payable to tendering holders of Exchange Securities in cash, to fund such payment. MF Global expects to use any remaining proceeds for general corporate purposes. The Company expects to price the offering in the near term depending on market conditions.

MF Global intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million in shares of its common stock. A copy of the press release regarding that announcement is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Exhibits

(a) None

(b) None

(c) None

(d) Exhibits:

Exhibit No.                 Exhibit Description

Exhibit No.	Description

Exhibit 99.1	Press Release issued by MF Global dated June 1, 2010 (incorporated by reference to Exhibit (a)(5) to MF Global’s Tender Offer Statement on Schedule TO, filed on June 1, 2010).

Exhibit 99.2	Press Release issued by MF Global dated June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: June 2, 2010	By:	/S/ J. RANDY MACDONALD
J. Randy MacDonald Chief Financial Officer

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